UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

During the fourth quarter of 2016, the Company changed the manner in which it manages its business, makes operating decisions and assesses its performance. These changes included combining the Safety-Kleen Environmental Services business and Kleen Performance Products business into a single operating segment called "Safety-Kleen," moving the Production Services business, previously included in the Company's Oil and Gas Field Services operating segment, into the Company's Industrial Services operating segment, and reassigning certain departments among the Company's operating segments in line with management reporting changes. In addition, for purposes of segment disclosure, the Company combined the Oil and Gas Field Services and Lodging Services operating segments under the heading "Oil, Gas and Lodging Services," as those individual operating segments do not meet the quantitative thresholds for separate disclosure.
The Company believes this new organizational structure aligns the businesses for growth and efficiency. The amounts presented for all historical periods herein have been recast to reflect the impact of such changes. The Company's operations are now managed in six operating segments: Technical Services, Industrial Services, Field Services, Safety-Kleen, Oil and Gas Field Services and Lodging Services. For purposes of segment disclosure the Industrial Services and Field Services operating segments have been aggregated into a single reportable segment based upon their similar economic and other characteristics, and the Oil and Gas Field Services and Lodging Services operating segments have been combined as they do not meet the quantitative thresholds for separate presentation.
Third-party revenue is revenue billed to outside customers by a particular segment. Direct revenue is revenue allocated to the segment providing the product or service. The difference between the two is considered intersegment revenues and represent the sharing of third-party revenues among the segments based on products and services provided by each segment as if the products and services were sold directly to the third-party. The operations not managed through the Company’s operating segments described above are recorded as “Corporate Items.” Corporate Items revenues consist of two different operations for which the revenues are insignificant. Corporate Items cost of revenues represents certain central services that are not allocated to the Company's operating segments for internal reporting purposes. Corporate Items selling, general and administrative expenses include typical corporate items such as legal, accounting and other items of a general corporate nature that are not allocated to the Company’s operating segments.
The primary financial measure by which the Company evaluates the performance of its segments is Adjusted EBITDA which consists of net (loss) income plus accretion of environmental liabilities, depreciation and amortization, net interest expense, (benefit) provision for income taxes, other gains or non-cash charges (including gain on sale of business and goodwill impairment charges) not deemed representative of fundamental segment results and excludes other expense (income), net. Transactions between the segments are accounted for at the Company’s best estimate based on similar transactions with outside customers.
Exhibit 99.1 to this report on Form 8-K provides an unaudited recast summary of the Company’s historical reportable segment level operating results for the full year 2016 and 2015 by quarter. The information contained in this report and attached Exhibit 99.1 is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with how we report current financial information.
The recasting of previously issued financial information in attached Exhibit 99.1 does not represent a restatement of previously-issued financial statements and does not affect our reported net (loss) income, (loss) earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.
The information furnished in Item 7.01, including attached Exhibit 99.1, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report shall not be deemed an admission as to the materiality of any information in this report and attached Exhibit 99.1 that is provided in connection with Regulation FD.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Full Year 2016 and 2015 Unaudited Segment Information by Quarter

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

February 22, 2017	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer